Exhibit 99.2

REGIONAL HEALTH PROPERTIES, INC.
1050 CROWN POINTE PARKWAY
SUITE 720
ATLANTA, GEORGIA 30338

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76382-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIONAL HEALTH PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2025, as amended, by and between Regional Health Properties, Inc. ("Regional") and SunLink Health Systems, Inc. ("SunLink") (as such agreement may be subsequently further amended, from time to time, the "Merger Agreement") and the transactions contemplated thereby, including the merger of SunLink with and into Regional (the "merger") (the "Regional merger proposal").	☐	☐	☐
2. To approve the issuance of shares of Regional common stock, no par value per share, and Regional Series D 8% Cumulative Convertible Redeemable Participating Preferred Shares, no par value per share, in connection with the merger (the "Regional share issuance proposal").	☐	☐	☐
3. To approve the adjournment of the Regional special meeting from time to time to solicit additional proxies in favor of the Regional merger proposal or the Regional share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Regional merger proposal or the Regional share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:  The Notice and the Joint Proxy Statement/Prospectus are available at www.proxyvote.com.  V76383-TBD  REGIONAL HEALTH PROPERTIES, INC.  Special Meeting of Shareholders July 29, 2025  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  The shareholder(s) hereby appoint(s) Brent S. Morrison and Paul O’Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Regional Health Properties, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern time, on July 29, 2025, at 1050 Crown Pointe Parkway, Atlanta, Georgia 30338, and any adjournment or postponement thereof.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR EACH OF THE PROPOSALS INCLUDED HEREIN. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION ON SUCH MATTERS.  Continued, and must be signed and dated on the other side